Exhibit 24.1

POWER OF ATTORNEY

The undersigned officers and directors of TJX Companies, Inc. hereby severally constitute and appoint Carol Meyrowitz, Scott Goldenberg, Ann McCauley and Mary B. Reynolds and each of them singly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-3 with respect to debt securities of the registrant, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered thereby, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Date

/S/ CAROL MEYROWITZ	April 24, 2013
Carol Meyrowitz, Chief Executive Officer and Director (Principal Executive Officer)

/s/ SCOTT GOLDENBERG	April 26, 2013
Scott Goldenberg, Chief Financial Officer, Executive Vice President (Principal Financial and Accounting Officer)

/S/ ZEIN ABDALLA	April 24, 2013
Zein Abdalla, Director

/S/ JOSÉ B. ALVAREZ	April 24, 2013
José B. Alvarez, Director

/S/ ALAN M. BENNETT	April 24, 2013
Alan M. Bennett, Director

/S/ BERNARD CAMMARATA	April 24, 2013
Bernard Cammarata, Chairman of the Board of Directors

[TJX Companies, Inc. Power of Attorney]

/S/ DAVID T. CHING	April 24, 2013
David T. Ching, Director

/S/ MICHAEL F. HINES	April 24, 2013
Michael F. Hines, Director

/S/ AMY B. LANE	April 24, 2013
Amy B. Lane, Director

/S/ JOHN F. O’BRIEN	April 24, 2013
John F. O’Brien, Director

/S/ WILLOW B. SHIRE	April 24, 2013
Willow B. Shire, Director

[TJX Companies, Inc. Power of Attorney]